CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the NMXS.com, Inc. 2005 Stock Plan of our report dated April 13, 2005 with respect to our audit of the financial statements of NMXS.com, Inc. included in its Annual Report on Form 10-KSB as of December 31, 2004 and for the year then ended, filed with the Securities and Exchange Commission.

/s/ EPSTEIN, WEBER & CONOVER, P.L.C.

Scottsdale, Arizona

April 25, 2005